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                                                                       EXHIBIT 5

                             SCHIFF HARDIN & WAITE
                                7200 SEARS TOWER
                            CHICAGO, ILLINOIS  60606


Gary L. Mowder
(312) 258-5602

                                  July 8, 1996



Grand Premier Financial, Inc.
486 West Liberty Street
Wauconda, Illinois  60084-2489

                 Re:  Grand Premier Financial, Inc.
                      Registration Statement on Form S-4,
                      as Amended (Registration No. 333-03327)
                      ---------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Grand Premier Financial, Inc., a Delaware corporation ("GPF"), in connection with GPF's filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering up to 21,099,671 shares of common stock and associated Preferred Stock Purchase Rights of GPF (the "GPF Common Stock"), 7,250 shares of Series B Perpetual Preferred Stock of GPF (the "GPF Series B Preferred Stock"), and 2,000 shares of Series C Perpetual Preferred Stock of GPF (the "GPF Series C Preferred Stock") to be issued pursuant to the Agreement and Plan of Merger, dated January 22, 1996, as amended March 18, 1996 (the "Merger Agreement"), among GPF, Northern Illinois Financial Corporation ("Northern Illinois") and Premier Financial Services, Inc. ("Premier"). In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for the purposes of this opinion.

          Based upon the foregoing, it is our opinion that:

          (1) GPF is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          (2) Subject to the filing of an Amended and Restated Certificate of Incorporation of GPF with the Secretary of State of the State of Delaware, as contemplated by and described in the Registration Statement, the GPF Common Stock, the GPF Series B Preferred Stock, and the GPF Series C Preferred Stock have been duly authorized, and when issued in exchange for shares of common stock of Northern Illinois and Premier and shares of preferred stock of Premier, as contemplated by and described in the Registration Statement, will be legally issued, fully paid and non-assessable.
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Grand Premier Financial, Inc.
July 8, 1996
Page 2


          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Opinions" in the Joint Proxy Statement-Prospectus contained in the Registration Statement.


                                    Very truly yours,

                                    SCHIFF HARDIN & WAITE


                                    By: /s/ Gary L. Mowder
                                       -----------------------------------
                                           Gary L. Mowder